UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 19, 2020 (February 18, 2020)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Effective February 18, 2020, Tivity Health, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Cooperation Agreement with Daniel Tully, Altaris Partners, LLC, Altaris Capital, L.P. and George Aitken-Davies (collectively, the “Altaris Group”) to increase the percentage of the Company’s outstanding common stock that the Altaris Group is permitted to own pursuant to the terms of that agreement from 10% to 13%.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 19, 2020, the Company issued a press release announcing earnings results for the quarter and fiscal year ended December 31, 2019, the text of which is attached hereto as Exhibit 99.1. This information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020, the Company announced that Donato Tramuto was terminated without cause as the Company’s Chief Executive Officer and resigned from the Company’s Board of Directors (the “Board”) effective February 18, 2020.  Mr. Tramuto will receive those separation payments and benefits that he is entitled to receive under his amended and restated employment agreement in respect of a termination without cause, which agreement has previously been disclosed.  Mr. Tramuto’s decision to step down from the Board is not related to any disagreement between Mr. Tramuto and the Company with respect to the Company’s operations, policies or practices. The Board determined to reduce the size of the Board to ten directors upon the effectiveness of Mr. Tramuto’s termination of employment.

Robert (“Bob”) J. Greczyn, Jr. has been appointed to serve as the Company’s Interim Chief Executive Officer effective February 18, 2020. During his service as Interim Chief Executive Officer, Mr. Greczyn will be entitled to receive $110,000 per month as compensation for his services and will not receive any compensation for serving on the Board. The terms of Mr. Greczyn’s compensation were set by the Compensation Committee of the Board, upon consultation with Frederic W. Cook & Co., Inc., the Compensation Committee’s independent compensation consultant.

Mr. Greczyn, 68, was the Chief Executive Officer of Blue Cross Blue Shield of North Carolina (“BCBSNC”) from 2000 until his retirement in 2010, where he also served on the Board of the Blue Cross Blue Shield Association. Mr. Greczyn has been serving as Principal Manager of Capital Food Group, LLC and RJG Restaurant Group LLC, privately held restaurant franchise operations, since 2010, and he served as the interim President and Chief Executive Officer of Liposcience, Inc. from August 2013 until February 2014.  From August 1998 until September 1999, he was the Chief Operating Officer of BCBSNC and became its President in September 1999.  From 1990 to 1998, he was the President and CEO of Carolina Physicians Health Plan, a health maintenance organization, which was partially acquired by Healthsource, Inc. in 1991 and fully acquired by Healthsource, Inc. in 1994, at which time it became Healthsource North Carolina.  In 1997, Cigna Corporation acquired Healthsource, Inc.  From 1986 to 1990, Mr. Greczyn was President and CEO of Health Plan of Delaware, Ltd. (which was acquired by Principal Health Care, Inc. in 1988, at which time it became Principal Health Care of Delaware, Inc.).

A copy of the Company’s press release announcing the foregoing events is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit 10.1	Amendment to Cooperation Agreement
Exhibit 99.1	Press Release issued by the Company, dated February 19, 2020

Exhibit 99.2	Press Release issued by the Company, dated February 19, 2020
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  February 19, 2020